Exhibit (j)(ii) - Amendment to Custody Agreement

AMENDMENT TO CUSTODIAN AGREEMENT

THIS AMENDMENT TO CUSTODIAN AGREEMENT (the “Amendment”) is made and entered into as of April 1, 2011 by and among EACH REGISTERED INVESTMENT COMPANY LISTED ON EXHIBIT A  (each a “Client”), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (“State Street”).

WITNESSETH:

WHEREAS, Client and State Street are parties to that certain Custodian Agreement dated as of April 8, 2002, as amended (the “Agreement”); and

WHEREAS, Client and State Street desire to amend and supplement the Agreement upon the following terms and conditions.

NOW THEREFORE, for and in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Client and State Street hereby agree that the Agreement is amended and supplemented as follows:

1.	The Agreement’s Exhibit A shall be replaced in its entirety by the Exhibit A dated April 1, 2011 attached hereto and incorporated herein by reference.

2.
General Provisions.  This Amendment will at all times and in all respects be construed, interpreted, and governed by the laws of The Commonwealth of Massachusetts, without giving effect to the conflict of laws provisions thereof.  This Amendment may be executed in any number of counterparts, each constituting an original and all considered one and the same agreement.  This Amendment is intended to modify and amend the Agreement and the terms of this Amendment and the Agreement are to be construed to be cumulative and not exclusive of each other.  Except as provided herein, the Agreement is hereby ratified and confirmed and remains in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers to be effective as of the date first above written.

STATE STREET BANK AND TRUST COMPANY

By:  /s/ Bruce Donnelly

Name: Bruce Donnelly

Title: Vice President

EACH REGISTERED INVESTMENT COMPANY LISTED ON EXHIBIT A

By:  /s/ John F. Ramirez

Name:  John F. Ramírez

Title:  Vice President

EXHIBIT A

April 1, 2011

Midas Perpetual Portfolio, Inc.
Midas Fund, Inc.
Midas Special Fund, Inc.
Foxby Corp.
Global Income Fund, Inc.
Dividend and Income Fund, Inc.